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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

HNB Bancorp, Inc.
Halifax, Pennsylvania

        We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Amendment No. 1 to Registration Statement on Form S-4 (Registration Statement No. 333-153486) of our report dated September 11, 2008, relating to the consolidated financial statements of HNB Bancorp, Inc. which is contained in that Proxy Statement/Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Proxy Statement/Prospectus.

/s/ BEARD MILLER COMPANY LLP
Beard Miller Company LLP Harrisburg, Pennsylvania

October 16, 2008

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm